Exhibit 99.1

AITX's RAD Turns Small Orders into a Substantial Property Management Relationship

Recurring Purchases of RIO Security Solutions Extend Customer Adoption, with Latest Order Adding Sight Lines to Help Deter Trespassers

Detroit, Michigan, October 7, 2026 -- Artificial Intelligence Technology Solutions, Inc. (the "Company") (OTCID:AITX), a developer and operator of AI-driven security and productivity solutions for enterprise clients, today announced that its wholly owned subsidiary, Robotic Assistance Devices, Inc. (RAD), has received an additional RIO™ 180 order from an established property management customer, expanding security coverage at a vacant property already using a RIO unit. The order continues a multi-year purchasing relationship in which recurring orders, often for one or two units at a time, have collectively built a substantial customer account focused primarily on protecting vacant properties and deterring trespassers.

Artist's depiction of a RAD RIO 180 providing security coverage at a vacant commercial property.

Many of the customer's individual purchases have not been the subject of dedicated Company announcements. Collectively, however, the orders represent close to two dozen RIO units, demonstrating a pattern of repeat business and expansion as additional properties and coverage needs arise. The latest order illustrates that progression: the customer is repositioning an existing RIO and adding a second unit to improve sight lines across a vacant property, extending RAD's presence within a site it already serves.

"Repeat orders are earned property by property," said Troy McCanna, Chief Revenue Officer and Chief Security Officer of RAD. "This customer keeps coming back with specific security needs, and those individual purchases have built a substantial relationship. The latest order is about getting better coverage at a property they already protect with RAD. For property managers facing similar challenges, that is a practical example of how security can expand where it is needed."

Vacant properties create a distinct security challenge for property management companies: the assets remain exposed even when tenant activity and routine staff presence disappear. Large outdoor areas, multiple access points and obstructed sight lines can complicate efforts to detect and deter trespassing, while changing occupancy requires coverage that can adapt without permanent infrastructure work. RIO's portable design allows property managers to reposition units as site needs change and add coverage where gaps emerge, helping address security needs while managing the expense of dedicated guard coverage.

The same combination of exposed assets, changing coverage needs and pressure to control security costs extends beyond property management to construction sites, logistics yards, automotive facilities and other commercial environments. RAD's approach allows customers to address an immediate need, then add coverage as requirements evolve. This property management relationship demonstrates how that process can build a substantial account over time, one additional order at a time.

The Company invites prospective clients, channel partners, and industry participants to connect with its team to learn how RAD's solutions can support their security and operational objectives.

About Artificial Intelligence Technology Solutions, Inc. (AITX)

AITX is a developer and provider of artificial intelligence-based solutions that empower organizations to gain new insight, solve complex challenges and drive operational efficiency. Through its family of companies, including PURSUON, Inc. (formerly RAD-M), Robotic Assistance Devices, Inc. (RAD-I), Robotic Assistance Devices Residential (RAD-R), Robotic Assistance Devices Group (RAD-G), and Robotic Assistance Devices Lanka (Private) Limited (RAD Lanka), AITX develops and delivers a broad range of AI-driven technologies and services designed to transform security, automation, and operational workflows across multiple industries.

Through its primary subsidiary, RAD-I, AITX is redefining the nearly $50 billion U.S. security and guarding services industry1 with its AI-driven Solutions-as-a-Service model. RAD solutions are specifically designed to deliver cost savings of between 35% and 80% compared to traditional manned security and monitoring, utilizing a suite of stationary and mobile autonomous systems that complement, and in many cases replace, human personnel in environments better suited for machines. All RAD technologies, AI-based analytics and software platforms are primarily developed in-house.

All of RAD's solutions are designed to integrate with leading industry platforms and workflows, including an integration with Immix®, a provider of central station and remote monitoring software.

The Company has completed a SOC 2 Type 2 examination covering the controls, system scope and review period described in the related report, a form of independent attestation frequently requested by enterprise and government clients that require documented data protection and compliance practices.

AITX is led by Steve Reinharz, CEO/CTO and founder of the Company and all subsidiaries, who brings decades of experience in the security services industry. The broader AITX leadership and its subsidiaries draw on deep expertise across security, law enforcement, and robotics innovation, supporting the Company's ability to deliver practical and scalable solutions.

The Company's solutions are deployed across a wide range of industries including enterprises, government, transportation, critical infrastructure, education, and healthcare.

To learn more, visit www.aitx.ai, www.radsecurity.com, www.pursuon.com, www.radgroup.ai, www.saramonitoring.ai, www.radlightmyway.com, and www.stevereinharz.com, or follow Steve Reinharz on X @SteveReinharz. Information contained on, or accessible through, the foregoing websites and social media accounts is not incorporated by reference into, and does not form a part of, this press release or any of the Company's filings with the Securities and Exchange Commission.

CAUTIONARY DISCLOSURE ABOUT FORWARD-LOOKING STATEMENTS

This press release contains forward looking statements, including statements regarding the anticipated delivery, deployment and use of the additional RIO unit; the repositioning of an existing unit and expected improvement in sight lines and security coverage; RIO's ability to help detect and deter trespassing, protect vacant properties and adapt to changing site conditions and occupancy; the potential to manage security costs or reduce reliance on dedicated guard coverage; and the potential for continued customer purchasing, additional deployments, expansion within existing sites or across other properties, and broader adoption in property management or other industry sectors.

Forward looking statements are based on management's current expectations and assumptions and are subject to significant risks and uncertainties that could cause actual results to differ materially. These risks and uncertainties include, among others: the possibility that orders or related contractual arrangements are modified, delayed, canceled or terminated; delays or failures in manufacturing, component availability, quality control, transportation, site preparation, installation, commissioning or customer acceptance; the possibility that RIO units do not perform as expected or meet customer requirements under actual operating conditions, including weather, available sunlight, battery capacity, connectivity, physical obstructions, placement and site configuration; interruptions, failures or limitations in detection, analytics, deterrence, communications, power systems or other hardware and software functions; the possibility that repositioning or adding units does not provide the anticipated sight lines or coverage, eliminate blind spots or prevent unauthorized access, trespassing, theft, vandalism or other incidents; the possibility that anticipated staffing efficiencies or cost savings are not achieved or are offset by equipment, deployment, monitoring, maintenance, service or other operating costs; the Company's ability to provide reliable service and support; changes in property occupancy, ownership, management, tenant requirements or customer security priorities that reduce or eliminate demand; competition and customer budget constraints; customer concentration and the loss or reduction of business from significant customers; the Company's ability to fund operations and fulfill customer commitments; the Company's ability to obtain financing on acceptable terms or at all and the potential dilutive effect of such financing; the Company's history of operating losses and its ability to continue as a going concern; and the other risks described in the Company's most recent Annual Report and subsequent filings with the Securities and Exchange Commission, available at www.sec.gov.

The cumulative order history described in this release represents units ordered over time and should not be interpreted as the number of units currently deployed, active or generating revenue. Historical orders do not, by themselves, establish current contract value, recognized revenue, recurring revenue or customer profitability. Repeat purchases by an individual customer do not establish an accelerating sales trend, broader industry acceptance or sustained future demand, and do not assure additional orders, contract renewals or expansion to other properties or industry sectors. Actual security outcomes and cost savings, if any, will depend on site conditions, equipment placement, deployment configurations, monitoring and response arrangements, service requirements and the extent to which existing security duties can be reassigned or reduced. RAD solutions do not guarantee the prevention of security incidents. The customer relationship and order history described in this release should not be interpreted as a forecast of future order rates, revenue, profitability or market adoption.

Forward looking statements are not guarantees of future performance. Readers are cautioned not to place undue reliance on these statements, which speak only as of the date of this release. Except as required by law, the Company undertakes no obligation to update or revise any forward looking statement. This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities of the Company.

For purposes of the Company's disclosures, "Artificial Intelligence" refers to machine-based systems designed to operate with varying levels of autonomy that, for a given set of human defined objectives, can make predictions, recommendations, or decisions influencing real or virtual environments. In the context of the Company's business, Artificial Intelligence is deployed primarily within the security services and property management industries to support functions such as detection, analysis, prioritization, communication, and response related to safety, security, and operational events.

The Company delivers these capabilities principally through its SARA™ (Speaking Autonomous Responsive Agent) platform, which serves as the Company's primary agentic artificial intelligence system. SARA is designed to receive and process video, audio, and other sensor data, apply automated analysis and inference, and support actions in accordance with predefined operational objectives and human oversight. Further note that the Company's Board of Directors oversees the Company's deployment of Artificial Intelligence.

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Doug Clemons, Chief Marketing Officer
248-270-8273
doug.c@radsecurity.com

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1 https://www.ibisworld.com/united-states/market-research-reports/security-services-industry/